Exhibit 1.1

LLG&M Draft of February 6, 2004

15,000,000 Shares

Bristol West Holdings, Inc.

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

February     , 2004

CREDIT SUISSE FIRST BOSTON LLC

BEAR, STEARNS & CO. INC.,

As Representatives of the Several Underwriters,

c/o Credit Suisse First Boston LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.                                       Introductory.  Bristol West Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) 6,250,000 shares of its common stock, par value $0.01 per share (the “Securities”) and the stockholders listed in Schedule B hereto (the “Selling Stockholders”) propose severally to sell to the Underwriters an aggregate of 8,750,000 outstanding shares of the Securities (such 15,000,000 shares of Securities being hereinafter referred to as the “Firm Securities”).  The Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,250,000 additional outstanding shares of the Securities, as set forth below (the “Optional Securities”).  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.  As part of the offering contemplated by this Underwriting Agreement (this “Agreement”), Credit Suisse First Boston LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 750,000 shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price.  The Company and the Underwriters agree that up to 50,000 Directed Shares will be reserved for sale to James R. Fisher, Chief Executive Officer of the Company.  Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.  The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:

2.                                       Representations and Warranties of the Company and the Selling Stockholders.  (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement (No. 333-111259) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and either (A) has been declared effective under the Securities Act of 1933, as amended (the “Act”) and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement, or, if filed prior to the execution and delivery of this Agreement, the additional registration statement, means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”.  The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not contain, or will not contain, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement (if any) is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement does not contain, and will not contain any untrue statement of a material fact or omit, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus or any preliminary prospectus or any amendment or supplement thereto will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.  If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed, and the Prospectus or any preliminary prospectus or any amendment or supplement thereto will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear from any security interest, mortgage, pledge, lien, encumbrance, defect, claim or equity; and none of the outstanding shares of capital stock of each subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company or any subsidiary to purchase shares of common stock or other securities of any subsidiary and there are no commitments, plans or arrangements to issue any such securities or any security convertible into or exchangeable for such securities.

(v) Each subsidiary of the Company that is engaged in the business of insurance (collectively, the “Insurance Subsidiaries”) is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) is needed to be obtained by the Company or any of the Insurance Subsidiaries except in any case where obtaining such Approvals or the failure to obtain such Approvals would reasonably be expected to have a Material Adverse Effect.

(vi) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); none of the issued and outstanding shares of capital stock of the Company is subject to the preemptive or other similar rights of any stockholder of the Company.

(vii) The certificates evidencing the Securities are in due and proper form under Delaware law.  The authorized capital stock of the Company, including the Securities, conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase any Securities or other securities of the Company and there are no commitments, plans or arrangements to issue any Securities or any other security convertible into or exchangeable for Securities, in each case other than as described in the Prospectus.

(viii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(x) The Securities have been approved for listing subject to notice of issuance on the New York Stock Exchange.

(xi) No consent, approval, authorization, license, registration, qualification, or decree or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and, made under, or as may be required, under the Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Rules and Regulations, state insurance laws, state securities laws or the securities laws of any jurisdiction outside of the United States.

(xii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary, except in the case of (A) or (B), where such breach would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xiii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or interfere with the use made or to be made thereof by them, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xv) The Company and its subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies that are material to the conduct of the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xvi) The Company and the Insurance Subsidiaries hold such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business (the “Insurance Licenses”)) as are material to the conduct of their business now operated by them.  The Company and the Insurance Subsidiaries have fulfilled and performed all obligations necessary to maintain all material Insurance Licenses; and except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Except as disclosed in the Prospectus, no insurance regulatory agency or body has issued, or, to the knowledge of the Company, threatened or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(xvii) Except as disclosed in the Prospectus, the Company and the Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2002.

(xviii) All reinsurance treaties and arrangements to which the Company and any Insurance Subsidiary is a party are in full force and effect; and neither the Company nor any Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the knowledge of the Company and the Insurance Subsidiaries, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in the Prospectus, except where such nonperformance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xix) Other than as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xx) The Company and its subsidiaries own, possess or can acquire on reasonable terms, all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) material to the conduct of the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(xxiii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.  The financial statements included in each Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xxiv) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed with management’s general and specific authorizations; (B) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general and specific authorizations; and (D) the reported accountability of the assets of the Company and its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxv) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxvi) The Company has not distributed and, prior to the later to occur of (i) the Effective Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Act and the Rules and Regulations) in connection with the offering and sale of the Securities other than any Registration Statement, any Prospectus or other materials, if any, permitted by the Act or by the Rules and Regulations and approved by the Representatives, such approval not to be unreasonably withheld.

(xxvii) There is no contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit thereto that is not described or filed as required by the Act and the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or agreement.

(xxviii) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxix) The Company and each of its subsidiaries have filed all material tax returns required to be filed, which returns are true and correct in all material respects; and neither the Company nor any of its subsidiaries is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to be in full force and effect or where such violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxx) The Company and its subsidiaries maintain insurance of the types and in the amounts consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect. The Company and its subsidiaries are insured by insurers of recognized financial responsibility; and all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxxi) There are no affiliations with member firms of the NASD among the Company’s officers, directors or, to the knowledge of the Company, any securityholder of the Company, except as set forth in the Registration Statement or otherwise disclosed by the Company in writing to the Representatives.

(xxxii) No transaction has occurred between or among the Company and any of its officers or directors or any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities or any affiliate or affiliates of any such officer or director or any such security holder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(xxxiii) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

(xxxiv) The Company is not aware of any threatened or pending decrease in the rating of any subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act).

(xxxv) To the knowledge of the Company, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxxvi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxvii) Neither the Company nor any subsidiary of the Company is in violation of any provision of its charter or by-laws.

(xxxviii) (A) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (B) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

(xxxix) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) Each Selling Stockholder severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) The information in the Registration Statement under the caption “Principal and Selling Stockholders” that specifically relates to such Selling Stockholder does not, and at the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained or made under the Act or the Rules and Regulations under the Act, and such as may be required under state securities laws.

(iv) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of their properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or result in a breach or violation of any of the terms and provisions, or cause there to be a default under, the charter or by-laws of such Selling Stockholder which is a corporation;

(v) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

3.                                       Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $            per share, that number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston LLC (“CSFB”) in its discretion, in order to avoid fractions) obtained by multiplying 6,250,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Company and the Selling Stockholders will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of Bristol West Holdings, Inc. in the case of 6,250,000 shares of Firm Securities and to the order of                                          in the case                     shares of Firm Securities, at the above office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., at  9:00 A.M., New York time, on                    , or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the 1934 Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking at the above office of LeBoeuf, Lamb, Greene & MacRae, L.L.P. at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB given to the Company and the Selling Stockholders at any time (but not more than two times) not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule B hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised at any time (but not more than two times) and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of                           in the case                      shares of Optional Securities, at the above office of LeBoeuf, Lamb, Greene & MacRae, L.L.P.  The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking at the above office of LeBoeuf, Lamb, Greene & MacRae, L.L.P. at a reasonable time in advance of such Optional Closing Date.

4.                                       Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.                                       Certain Agreements of the Company and the Selling Stockholders.

(i)  The Company agrees with the several Underwriters that:

(a)          If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, which consent shall not be unreasonably withheld, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

(b)         The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplement without CSFB’s consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)          If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)         As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its stockholders an earning statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)          The Company will furnish to the Representatives copies of each Registration Statement  (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement or as soon as practicable thereafter.  All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)            The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution, provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or take any action which would subject it or to a general or unlimited service of process or taxation in any jurisdiction where it is not now subject.

(g)         For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of both CSFB and Bear, Stearns & Co. Inc., except (i) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and disclosed in the Prospectus, (iii) issuances of Securities pursuant to the Company’s employee benefit plans in effect on the date hereof and disclosed in the Prospectus, (iv) issuances of Securities pursuant to the Company’s dividend reinvestment plan, and (v) the filing of a registration statement on Form S-8 relating to such grants, issuances, exercises or conversions.

(h)         The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto for the filing fee incident to the review by the National Association of Securities Dealers, Inc.  (the “NASD”) of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (including fifty percent (50%) of the cost of any aircraft chartered in connection with attending or hosting such meetings), for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.  Except as otherwise expressly provided in this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, the fees and expenses of their counsel (other than the fees and expenses specified in this subsection (h)) and the expenses of advertising the offering of the Offered Securities made by the Underwriters (unless such expenses are incurred at the request of the Company).

(i)             Prior to the Closing Time, the Company shall furnish to the Underwriters as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(j)             The Company will remain in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 as in effect from time to time.

(k)          Immediately following the offering and sale of the Offered Securities, the Company will be subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act.

(l)             The Company and its subsidiaries will timely have in place and maintain effective “disclosure controls and procedures” (as defined in the Rules and Regulations).

(m)       The Company and its subsidiaries will timely have in place and maintain a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that:  (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would have a material effect on the financial statements.

(n)         In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(o)         The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program, provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or take any action which would subject it or to a general or unlimited service of process or taxation in any jurisdiction where it is not now subject.

(ii)  Each Selling Stockholder agrees, for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of both CSFB and Bear, Stearns & Co. Inc.  Notwithstanding the foregoing, the undersigned may transfer Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein prior to such transfer, and provided further that any such transfer shall not involve a disposition for value, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein prior to such transfer, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of both CSFB and Bear, Stearns & Co. Inc.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer Securities to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition precedent to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Securities subject to the provisions of this Agreement and there shall be no further transfer of such Securities except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

6.                                       Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)          (i) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(A) in their opinion, the consolidated financial statements and related financial statement schedules audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations thereunder;

(B) they have

(1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated balance sheet as of September 30, 2003, and unaudited consolidated statements of operations, stockholders’ equity and cash flows for the nine-month periods ended September 30, 2003 and 2002, included in the Registration Statement; and

(2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (B)(1) above comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations thereunder;

(C) they have

(1) read the unaudited consolidated financial statements of the Company and its subsidiaries for the three-month periods ended December 31, 2003 and 2002; and

(2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (C)(1) above are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement;

(D) nothing came to their attention as a result of the procedures described in (B) and (C) above and other specified procedures, that caused them to believe that:

(1) (x) any material modifications should be made to the unaudited consolidated financial statements described in (B)(1) above, included in the Registration Statement, for them to be in conformity with GAAP; or (y) the unaudited consolidated financial statements described in (B)(1) above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations thereunder;

(2) (x) at December 31, 2003 there was any change in the common stock, increase in long-term debt, or decrease in consolidated stockholders’ equity of the consolidated companies as compared with amounts shown in the September 30, 2003 unaudited consolidated balance sheet included in the Registration Statement; or (y) for the period from October 1, 2003 to December 31, 2003, there were any decreases, as compared to the corresponding period in the preceding year, in the total or per-share amount of net income, provided that the unaudited consolidated statements of operations for the three-month period ended December 31, 2003, showed a decrease in consolidated revenues from the comparable period in 2002 of $0.9 million;

(E) they have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether

(1) at the business day immediately preceding the date of such letter, there was any change in the common stock, increase in long-term debt or any decreases in consolidated stockholders’ equity of the consolidated companies as compared with amounts shown on the September 30, 2003 unaudited consolidated balance sheet included in the Registration Statement; or

(2) for the periods from January 1, 2004 to January 31, 2004 and from February 1, 2004 to the business day immediately preceding the date of such letter, there were any decreases, as compared with the corresponding periods in the preceding year, in gross premiums written. Company officials have advised them that gross premiums written for the period from February 1, 2004 to February 6, 2004 were equal to the amount specified in such letter and that complete information is not available as to the comparable period in the prior year. On the basis of the inquiries specified in (E) and their reading of the 2003 and 2004 minutes of meetings of the board of directors of the Company and its subsidiaries set forth in the minutes books at the business day immediately preceding the date of such letter, nothing came to their attention that caused them to believe that there was any such change, increase, or decrease;

(F) they have

(1) compared (or recomputed from and compared) specified amounts with the corresponding amount contained within the Company’s December 31, 2002, 2001 and 2000 audited consolidated financial statements (after rounding, where applicable), included in the Registration Statement and found them to be in agreement;

(2) compared (or recomputed from and compared) specified amounts with the corresponding amounts contained within the Company’s September 30, 2003 and 2002 unaudited consolidated financial statements (after rounding, where applicable), as of and for the applicable period, included in the Registration Statement and found them to be in agreement;

(3) compared specified amounts with or recomputed specified amounts from a schedule or report, as of and for the applicable period, prepared by the Company, and found such amounts to be in agreement (after rounding, where applicable).  Amounts appearing in such schedule or report were compared with accounting records of the Company and found to be in agreement;

(4) compared specified amounts with or recomputed specified amounts from a schedule or report, as of and for the applicable period, prepared by the Company, and found such amounts to be in agreement (after rounding, where applicable), provided that they make no representation as to the manner in which the classifications were made within such schedule or report;

(5) compared specified amounts with the corresponding amounts shown in the Company’s applicable payroll records for 2003 and found them to be in agreement;

(6) compared (or recomputed from and compared) specified amounts with the corresponding amounts contained within the Company’s December 31, 1999 and the period July 10, 1998 to December 31, 1998 audited consolidated financial statements not included in the Registration Statement (after rounding, where applicable) and found them to be in agreement.

(ii) The Representatives shall have received a certificate, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), from the Chief Financial Officer of the Company regarding certain financial and accounting matters in form and substance satisfactory to the Representatives.

(iii) The Representatives shall have received a certificate, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), from the Senior Vice President - Actuarial/Product of the Company regarding certain actuarial matters in form and substance satisfactory to the Representatives.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

(b)         If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB.  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be threatened by the Commission.

(c)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)         The Representatives shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

(ii) All outstanding shares of the Common Stock of the Company, including the Offered Securities, have been duly authorized, and all outstanding shares of the Common Stock of the Company have been, and upon payment and delivery in accordance with this Agreement, the Offered Securities will be validly issued, fully paid and nonassessable.

(iii) The statements made in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of the terms of the Company’s capital stock (including the Offered Securities), constitute accurate summaries of the terms of such capital stock in all material respects.

(iv) The statements made in the Prospectus under the caption “Certain U.S. Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vi) The issue and sale of the Offered Securities by the Company and the execution, delivery and performance by the Company of this Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such action violate the Amended and Restated Certificate of Incorporation or By-Laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(vii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Offered Securities by the Company and the compliance by the Company with all of the provisions of this Agreement, except for the registration under the Securities Act of the Offered Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(viii) The Registration Statement has become effective under the Act and the Prospectus was filed on                , 2004 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

(ix) There are no preemptive under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Company’s Common Stock.  Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company’s Common Stock pursuant to the Company’s Amended and Restated By-laws or any agreement or other instrument filed as an exhibit to the Registration Statement.

(x) To our knowledge, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

(xi)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

The Representatives shall have also received a letter, dated such Closing Date, from Simpson Thacher & Bartlett LLP to the effect that:

(i) in such counsel’s advice, each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, was, on its face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express any belief with respect to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Prospectus; and

(ii) nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need not express any belief with respect to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Prospectus.

(e)          The Representatives shall have received an opinion, dated such Closing Date, of Alexis S. Oster, Esq., General Counsel of the Company, to the effect that:

(i) The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(ii) Each subsidiary of the Company incorporated or organized under the laws of the State of Ohio (each, an “Ohio Subsidiary”) has been duly incorporated or organized and is validly existing and in good standing as a corporation, limited liability company or general partnership, as the case may be, under the laws of the State of Ohio, and has full corporate, limited liability company or general partnership power and authority, as the case may be, to conduct its business as described in the Registration Statement and the Prospectus; and all of the issued and outstanding capital stock of each Ohio Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

(iii) Each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably have a Material Adverse Effect.

(iv) To such counsel’s knowledge after due inquiry, the capital stock of each Ohio Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than Permitted Liens.

“Permitted Liens” means: (A) pledges or deposits by the Company under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases to which the Company is a party, or deposits to secure public or statutory obligations of the Company or deposits of cash or United States government bonds to secure surety or appeal bonds to which the Company is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business; (B) liens imposed by law, including carriers’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof; (C) liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, provided appropriate reserves required pursuant to GAAP have been made in respect thereof; (D) liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company in the ordinary course of its business.

(v) To such counsel’s knowledge after due inquiry, there are no statutes or pending or threatened actions, suits, proceedings, inquiries or investigations required to be described in the Prospectus that are not described as required, or any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(vi) To such counsel’s knowledge after due inquiry, and other than as described in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

(vii) The information in the Prospectus under “Business — Legal Proceedings” to the extent that it purports to constitute summaries of the terms of legal proceedings constitutes accurate summaries of such legal proceedings in all material respects.

(viii) To such counsel’s knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License material to the conduct of the Company’s business that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, to the best of such counsel’s knowledge, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

Nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case, such counsel need not express any belief with respect to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Prospectus.

(f)            The Representatives shall have received an opinion, dated such Closing Date, of                           , special California counsel of the Company, to the effect that:

(i) The Company is duly qualified to do business as a foreign corporation in good standing in the State of California.

(ii) Each subsidiary of the Company incorporated or organized under the laws of the State of California (each, a “California Subsidiary”) has been duly incorporated or organized and is validly existing in good standing under the laws of the State of California, and has full power and authority, corporate and other, to own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of each California Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

(iii) To such counsel’s knowledge after due inquiry, the capital stock of each California Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than Permitted Liens.

(iv) To such counsel’s knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License material to the conduct of the California Subsidiary’s business that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, to the best of such counsel’s knowledge, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any California Subsidiary that is an Insurance Subsidiary to its parent.

(g)         The Representatives shall have received an opinion, dated such Closing Date, of                        , special Florida counsel of the Company, to the effect that:

(i) The Company is duly qualified to do business as a foreign corporation in good standing in the State of Florida.

(ii) Each subsidiary of the Company incorporated or organized under the laws of the State of Florida (each, a “Florida Subsidiary”) has been duly incorporated or organized and is validly existing in good standing under the laws of the State of Florida, and has full power and authority, corporate and other, to own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of each Florida Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

(iii) To such counsel’s knowledge after due inquiry, the capital stock of each Florida Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than Permitted Liens.

(iv) To such counsel’s knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License material to the conduct of the Florida Subsidiary’s business that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, to the best of such counsel’s knowledge, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Florida Subsidiary that is an Insurance Subsidiary to its parent.

(h)         The Representatives shall have received (A) an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, counsel for Bristol West Associates LLC, Donald M. Simon and Alejandro Urbino, in the form attached hereto as Exhibit A-1, (B) an opinion, dated such Closing Date, of Sidley

Austin Brown & Wood LLP, special New York counsel for Inter-Ocean Reinsurance (Ireland) Limited, in the form attached hereto as Exhibit A-2 and (C) an opinion, dated such Closing Date, of                ,          [special] Irish counsel for Inter-Ocean Reinsurance (Ireland) Limited, in the form attached hereto as Exhibit A-3.

(i)             The Representatives shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, the opinion or opinions, dated such Closing Date, in form and substance satisfactory to the Representatives, and the Selling Stockholders and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to render such opinion or opinions.

(j)             The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(k)          The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than one business day prior to such Closing Date for the purposes of this subsection.

(l)             The Representatives shall have received a certificate, dated such Closing Date, of the Chief Financial Officer of the Company, which meets the requirements of subsection (a)(ii) of this Section.

(m)       The Representatives shall have received a certificate, dated such Closing Date, of the Senior Vice President - Actuarial/Product of the Company, which meets the requirements of subsection (a)(iii) of this Section.

(n)         On or prior to the date of this Agreement, the Representatives shall have received lockup letters (i) from each of the executive officers and directors of the Company in the form of Exhibit B-1 hereto and (ii) from each participant in the Directed Share Program in the form of Exhibit B-2 hereto.

(o)         No Underwriter shall have notice of an adverse claim on the Offered Securities within the meaning of § 8-105 of the Uniform Commercial Code as enacted in the State of New York as of the date hereof.

(p)         To avoid a 28% backup withholding tax, each Selling Stockholder will deliver to CSFB a properly completed and executed United States Treasury Department Form W-9 or Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

Each Selling Stockholder and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.                                       Indemnification and Contribution.  (a) (i) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus in which the untrue statement or omission of a material fact was corrected if the Company had previously furnished copies thereof to such Underwriter.

(ii) The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (A) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; (B) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (C) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

(b) Each Selling Stockholder will severally and not jointly indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus in which the untrue statement or omission of a material fact was corrected if the Company had previously furnished copies thereof to such Underwriter; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its partners, members, directors and officers and each person who controls such Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the information in the Prospectus furnished on behalf of each Underwriter regarding the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”; (ii) the information regarding discretionary sales contained in the sixth paragraph under the caption “Underwriting”; (iii) the information regarding stabilizing transactions in the thirteenth paragraph under the caption “Underwriting” and the bullets thereunder; and (iv) the information contained in the fourteenth paragraph under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a)(ii) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Selling Stockholders and the Underwriters from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by each of the Company and the Selling Stockholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement, to each person, if any, who controls the Company within the meaning of the Act, to each Selling Stockholder and to each person, if any, who controls any Selling Stockholder within the meaning of the Act.

(g) Notwithstanding any other provision of this Section, the aggregate liability of each of the Selling Stockholders under this Section shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

8.                                       Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.                                       Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(i) and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all substantiated out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.                                 Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group (fax no. 212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 5701 Stirling Road, Davie, FL

33314, Attention:  Alexis Oster (fax no. (216) 830-8799), or, if sent to any KKR Selling Stockholder, will be mailed, delivered or faxed and confirmed to Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019, Attention:  Scott C. Nuttall (fax no. 212-230-9471), or if sent to any other Selling Stockholders or any of them, will be mailed, delivered or faxed and confirmed to                      at                                        ; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

11.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.           Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BRISTOL WEST ASSOCIATES LLC

By:	KKR 1996 FUND L.P.,
its Managing Member

By:	KKR ASSOCIATES 1996, L.P.,
its General Partner

By:	KKR 1996 GP L.L.C.,
its General Partner

By:
Name:
Title:

DONALD M. SIMON

By:
Name:
Title:

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

By:
Name:
Title:

ALEJANDRO URBINO

By:
Name:
Title:

BRISTOL WEST HOLDINGS, INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

BEAR, STEARNS & CO. INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By	CREDIT SUISSE FIRST BOSTON LLC

By:
Name:
Title: